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                                                                    EXHIBIT 23.4

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We consent to the reference to our firm under the captions "Selected Financial Data" and "Experts" and to the use of our report dated July 26, 1996 with regard to the consolidated financial statements of Employers Self Insurers Fund as of and for the fiscal years ended March 31, 1994 and March 31, 1995, respectively, in this Registration Statement on Form S-1 of Summit Holding Southeast, Inc.

/s/  Brinton & Mendez

BRINTON & MENDEZ
Certified Public Accountants

Lakeland, Florida

April 1, 1997